EXHIBIT 4.1

FIRST AMENDMENT
Dated as of June 21, 2013
to
TRUST AGREEMENT SUPPLEMENT, SERIES 2012-1
Dated as of June 11, 2012

FIRST AMENDMENT, dated as of June 21, 2013 (this “Amendment”), to the TRUST AGREEMENT SUPPLEMENT, SERIES 2012-1, dated as of June 11, 2012 (the “2012-1 Series Supplement”), between Fixed Income Client Solutions LLC, a Delaware limited liability company, as Depositor (the “Depositor”), and The Bank of New York Mellon, a New York banking corporation, as trustee (in such capacity, the “Trustee”) and as securities intermediary, supplemental to the Trust Agreement, dated as of June 11, 2012 (the “Base Trust Agreement” and, as supplemented by the 2012-1 Series Supplement, the “Agreement”), between the Depositor and the Trustee, each relating to the Fixed Income Trust for Prudential Financial, Inc. Notes, Series 2012-1.

RECITALS

WHEREAS, in connection with the interest payments received by the Trust with respect to the Underlying Securities on the Underlying Securities Payment Dates prior to the June 2013 Distribution Date, such amounts include accrued interest amounts that are payable to the Seller in connection with the period from May 25, 2012 to the Closing Date, which represents the period during which the Seller owned the Underlying Securities prior to selling such Underlying Securities to the Trust on the Closing Date (such amounts, the “Seller Interest Amount”);

WHEREAS, in December 2012 the Trustee, on behalf of the Trust, received a distribution of interest on the Underlying Securities of $836,406.25, and in June 2013 the Trustee, on behalf of the Trust, received a distribution of interest on the Underlying Securities of $836,406.25, and following the distributions made by the Trustee, on behalf of the Trust, pursuant to the Agreement, the Trust currently has retained excess cash in an amount equal to $46,312.50;

WHEREAS, the Prospectus Supplement, dated as of June 7, 2012, to the Prospectus, dated as of April 23, 2012, relating to the Trust and the Certificates, includes the following: (i) a Risk Factor on page 15 thereof which provides that “On the distribution date in December 2012, as payment of the balance of the purchase price for the underlying securities, the trustee will pay to U.S. Bancorp Investments, Inc., an affiliate of the depositor and sponsor, the amount of the interest accrued on the underlying securities from May 25, 2012 to, but not including, the closing date” and (ii) a subsection on page S-25 thereof under the caption “Purchase Price,” which provides that “U.S. Bancorp Investments, Inc. an affiliate of the depositor, has the right to be paid, as part of the purchase price for the underlying securities, all interest that accrues on the underlying securities prior to the closing date.  U.S. Bancorp Investments, Inc. will be paid such accrued interest on or about December 1, 2012 and such amount shall be paid from the interest payment made on the underlying securities with respect to such date.”;

WHEREAS, the Trustee and the Depositor hereby desire to enter into this Amendment for the purpose of memorializing the intended payment to the Seller of the Seller Interest Amount held in the Certificate Account that was unintentionally omitted from the Series 2012-1 Supplement;

WHEREAS, Section 14 of the 2012-1 Series Supplement provides that any modification or amendment of the 2012-1 Series Supplement be effected in accordance with Section 10.1 of the Base Trust Agreement;

WHEREAS, Section 10.1(a)(iv) of the Base Trust Agreement provides that the Agreement may be amended from time to time by the Depositor and the Trustee without notice to or the consent of any of the Certificateholders to add, change or eliminate provisions with respect to matters arising under the Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Agreement, the Trustee and Depositor agree as follows:

SECTION 1. Definitions.  All capitalized terms not defined herein shall have the meanings given to them in the Base Trust Agreement or the 2012-1 Series Supplement.

SECTION 2. Amendment to 2012-1 Series Supplement.  As of the Effective Date, the 2012-1 Series Supplement is hereby amended by adding the following at the end of Section 10(a) thereof:

Notwithstanding the foregoing, $46,312.50 will be paid to the Seller within 30 days of the June 2013 Distribution Date in respect of amounts allocable to accrued interest on the Underlying Securities from and including June 1, 2012 to but excluding the Closing Date (the date on which the Seller sold the Underlying Securities to the Trust).

SECTION 3. Miscellaneous.

3.1  Effectiveness. This Amendment shall become effective on the date hereof (the “Effective Date”); provided that the parties hereto shall have received:  (i) a counterpart (or counterparts) of this Amendment, executed and delivered by each of the parties hereto, (ii) an officer’s certificate and opinion of counsel that comply with Section 314(c) of the Trust Indenture Act, (iii) an opinion of counsel to the effect that this Amendment shall not cause the Trust to fail to qualify as a grantor trust for federal income tax purposes or result in a sale or exchange of any Certificate for tax purposes, and (iv) written confirmation from each Rating Agency rating the Certificates that this Amendment will not cause such Rating Agency rating the Certificates to reduce or withdraw the rating thereof.

3.2  References to 2012-1 Series Supplement.  Upon the effectiveness of this Amendment, each reference in the 2012-1 Series Supplement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the 2012-1 Series Supplement as amended hereby, and each reference to the 2012-1

Series Supplement in any other document, instrument or agreement executed and/or delivered in connection with the 2012-1 Series Supplement shall mean and be a reference to the 2012-1 Series Supplement as amended hereby.

3.3  Effect on 2012-1 Series Supplement.  Except as specifically amended above, the 2012-1 Series Supplement, the Base Trust Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

3.4  No Waiver.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the 2012-1 Series Supplement, the Base Trust Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

3.5  GOVERNING LAW.  THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY HERETO).

3.6  Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

3.7  Headings.  The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

3.8  Counterparts.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

3.9  Trustee.  In executing this Amendment, each of the Depositor and the Trustee shall have the respective rights, protections and immunities given to it under the Agreement.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Amendment, nor to the recitals contained herein.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

FIXED INCOME CLIENT SOLUTIONS LLC, as Depositor

By:  /s/ James Whang
Name: James Whang
Title: Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By: /s/ Glenn McKeever
Name: Glenn McKeever
Title: Vice President